                                   SCHEDULE 2

                                                     BALANCE                   CHARGE TO                BALANCE
                                                    BEGINNING    EFFECTS OF     COSTS/                   END OF
                                                    OF PERIOD   ACQUISITIONS    EXPENSE    DEDUCTIONS    PERIOD
                                                    ---------   ------------   ---------   ----------   --------
ALLOWANCE FOR DOUBTFUL ACCOUNTS

FLAG Limited...........................    1995      $   --          --             --            --     $   --

FLAG Limited...........................    1996      $   --          --             --            --     $   --

FLAG Limited...........................    1997      $   --          --          9,054            --     $9,054

FLAG Limited...........................    1998      $9,054          --          1,445        (1,869)    $8,630

FLAG Limited...........................    1999      $8,630          --             --        (1,803)    $6,827